April 26, 2017	FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Paul Shoukry, 727.567.5133
raymondjames.com/news-and-media/press-releases

RAYMOND JAMES FINANCIAL REPORTS 2ND QUARTER FISCAL 2017 RESULTS

•	Record quarterly net revenues of $1.56 billion, up 19 percent over the prior year’s fiscal second quarter and 5 percent over the preceding quarter

•	Quarterly net income of $112.8 million, or $0.77 per diluted share, and adjusted quarterly net income of $188.5 million, or $1.28 per diluted share(1)

•	Record client assets under administration of $642.7 billion, record financial assets under management of $85.6 billion, and record net loans at RJ Bank of $16.0 billion

ST. PETERSBURG, Fla - Raymond James Financial, Inc. (NYSE: RJF) today reported net revenues of $1.56 billion and net income of $112.8 million, or $0.77 per diluted share, for the fiscal second quarter ended March 31, 2017. Record revenues during the quarter were largely driven by continued growth in the Private Client Group segment as well as a very strong quarter for investment banking. Earnings during the quarter were negatively impacted by the previously announced legal settlement, acquisition-related expenses, and the acceleration of unamortized expenses due to the extinguishment of senior notes. Adjusting for those aforementioned charges, which totaled $109 million on a pre-tax basis during the quarter, non-GAAP net income was $188.5 million, or $1.28 per diluted share(1).

For the first six months of the fiscal year, net revenues of $3.06 billion increased 18 percent, net income of $259.3 million increased 12 percent, and adjusted net income of $365.3 million(1) increased 54 percent compared to the first six months of fiscal 2016.

“We are pleased that both the revenues and earnings we generated during the first six months of fiscal 2017 represented a record start to a fiscal year,” said Chairman and CEO Paul Reilly. “The records we achieved for client assets under administration, financial assets under management and loan balances at RJ Bank should position us well for the second half of the fiscal year.”

Segment Results

Private Client Group

•	Record quarterly net revenues of $1.09 billion, up 23 percent over the prior year’s fiscal second quarter and 4 percent over the preceding quarter

•	Quarterly pre-tax income of $29.4 million negatively impacted by the previously announced legal settlement

•	Record Private Client Group assets under administration of $611.0 billion, rising 26 percent over March 2016 and 4 percent over December 2016

•	Private Client Group assets in fee-based accounts of $260.5 billion, representing significant growth of 33 percent over March 2016 and 8 percent over December 2016

Record quarterly net revenues in the Private Client Group segment were attributable to continued growth of client assets, higher new issue sales credits and the benefit from higher short-term interest rates. Pre-tax income in the segment was negatively impacted by $100 million of legal reserves during the quarter for the previously announced $150 million settlement associated with the Jay Peak EB-5 matter.

“Our success recruiting and retaining financial advisors has enabled us to achieve new records for client assets under administration and the number of Private Client Group advisors,” said Reilly. “During the quarter, we were excited to announce our Connected Advisor digital advice platform to help our advisors develop even stronger relationships with their clients.”

Capital Markets

•	Quarterly net revenues of $256.2 million, up 8 percent over the prior year’s fiscal second quarter and 10 percent over the preceding quarter

•	Quarterly pre-tax income of $41.3 million, substantial increases of 47 percent compared to the prior year’s fiscal second quarter and 92 percent over the preceding quarter

•	Total investment banking revenues of $102.4 million, growth of 49 percent over the prior year’s fiscal second quarter and 67 percent over the preceding quarter

Growth in the Capital Market segment’s revenues and pre-tax income during the quarter was primarily attributable to very strong M&A and equity underwriting results. Partially offsetting the strength in investment banking, commissions in the segment were challenged by lower client trading volumes in the Fixed Income division during the quarter.

“The broad-based improvement in investment banking revenues during the quarter is a testament to our robust platform and solid client relationships,” Reilly said. “We are optimistic about the activity levels for investment banking for the second half of the fiscal year if the market environment remains conducive, although we are somewhat cautious about the outlook for the Fixed Income division due to the flattening yield curve.”

Asset Management

•	Record quarterly net revenues of $116.5 million, up 20 percent compared to the prior year’s fiscal second quarter and 2 percent compared to the preceding quarter

•	Quarterly pre-tax income of $37.8 million, an increase of 21 percent compared to the prior year’s fiscal second quarter but down 10 percent compared to the preceding quarter

•	Record financial assets under management of $85.6 billion, up 24 percent compared to March 2016 and 7 percent compared to December 2016

Record quarterly revenues and client assets in the Asset Management segment were lifted by market appreciation and increased utilization of fee-based accounts in the Private Client Group segment, which has accelerated in anticipation of the DOL Fiduciary Rule.

“We are excited about welcoming Scout Investments and Reams Asset Management to the Raymond James family, which will broaden Carillon Tower Advisers’ offerings to clients with complementary and high-quality investment solutions upon closing,” said Reilly.

Raymond James Bank

•	Record quarterly net revenues of $141.4 million, up 13 percent over the prior year’s fiscal second quarter and 2 percent over the preceding quarter

•	Quarterly pre-tax income of $91.9 million, up 8 percent over the prior year’s fiscal second quarter but down 12 percent compared to the record set in the preceding quarter

•	Record net loans at Raymond James Bank of $16.0 billion, representing growth of 11 percent over March 2016 and 1 percent over December 2016

The Bank’s record quarterly revenues were attributable to loan growth and the expansion of the securities portfolio. Growth of the Bank’s loan portfolio decelerated during the quarter as elevated payoffs resulted in a decline in commercial and industrial loans, which largely offset the solid growth in the other loan categories. Available for sale securities at the Bank increased substantially during the quarter to $1.6 billion, as the Bank continued increasing its portfolio of agency-backed securities.

Other

Total quarterly revenues in the Other segment were $16.0 million, which increased 62 percent over the prior year’s fiscal second quarter and 4 percent over the preceding quarter. The Other segment also included $1.1 million of acquisition-related expenses and $8.3 million of expenses associated with the extinguishment of $350 million of senior notes payable during the quarter.

The effective tax rate for the quarter was 31.9 percent, which benefited from non-taxable gains in our corporate-owned life insurance portfolio during the quarter.

(1)
“Adjusted net income” and “adjusted net income per diluted share” are each non-GAAP financial measures. Please see the schedule on page 12 of this release for a reconciliation of our non-GAAP measures to the most directly comparable GAAP measures, and for other important disclosures.

A conference call to discuss the results will take place tomorrow morning, Thursday, April 27th, at 8:15 a.m. ET. For a listen only connection, please call: 877-666-1952 (conference code: 8953566), or visit raymondjames.com/investor-relations/earnings/earnings-conference-call for a live audio webcast. An audio replay of the call will be available until 5:00 p.m. ET on October 26, 2017, on the Investor Relations page of our website at www.raymondjames.com.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has 7,200 financial advisors serving approximately 3 million client accounts in more than 2,900 locations throughout the United States, Canada and overseas. Total client assets are $643 billion. Public since 1983, the firm has been listed on the New York Stock Exchange since 1986 under the symbol RJF. Additional information is available at www.raymondjames.com.

Forward Looking Statements

Certain statements made in this press release and the associated conference call may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions and divestitures, anticipated results of litigation and regulatory developments or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.

Raymond James Financial, Inc. Selected financial highlights (Unaudited)

Summary results of operations
	Three months ended
	March 31, 2017	March 31, 2016		% Change	December 31, 2016	% Change
	($ in thousands, except per share amounts)
Total revenues	$1,600,314	$1,341,110	(1)	19%	$1,528,768	5%
Net revenues	$1,563,637	$1,312,001	(1)	19%	$1,492,802	5%
Pre-tax income	$165,513	$198,118		(16)%	$206,379	(20)%
Net income	$112,755	$125,847		(10)%	$146,567	(23)%

Earnings per common share:
Basic	$0.78	$0.89		(12)%	$1.03	(24)%
Diluted	$0.77	$0.87		(11)%	$1.00	(23)%

Non-GAAP measures:(2)
Adjusted pre-tax income	$274,881	$204,133		35%	$249,045	10%
Adjusted net income	$188,468	$129,662		45%	$176,868	7%
Non-GAAP earnings per common share:(2)
Adjusted basic	$1.31	$0.91		44%	$1.24	6%
Adjusted diluted	$1.28	$0.90		42%	$1.21	6%

	Six months ended
	March 31, 2017	March 31, 2016		% Change
	($ in thousands, except per share amounts)
Total revenues	$3,129,082	$2,641,967	(1)	18%
Net revenues	$3,056,439	$2,586,159	(1)	18%
Pre-tax income	$371,892	$366,456		1%
Net income	$259,322	$232,176		12%

Earnings per common share:
Basic	$1.81	$1.63		11%
Diluted	$1.77	$1.60		11%

Non-GAAP measures:(2)
Adjusted pre-tax income	$523,926	$374,343		40%
Adjusted net income	$365,336	$237,173		54%
Non-GAAP earnings per common share:(2)
Adjusted basic	$2.55	$1.66		54%
Adjusted diluted	$2.49	$1.63		53%

(1)	Effective October 1, 2016, we adopted new accounting guidance related to consolidation of legal entities. Refer to the discussion on page 6 for more information.

(2)
Please see the schedule on page 12 of this release for a reconciliation of our non-GAAP measures to the most directly comparable GAAP measures and for more information on the calculation of these measures. Non-GAAP measures for the three months ended December 31, 2016 have been revised from those previously reported to conform to our current presentation.

Raymond James Financial, Inc. Consolidated Statements of Income (Unaudited)

	Three months ended
	March 31, 2017	March 31, 2016 (1)	% Change	December 31, 2016	% Change
	($ in thousands, except per share amounts)
Revenues:
Securities commissions and fees	$992,112	$853,330	16%	$984,385	1%
Investment banking	102,377	68,704	49%	61,425	67%
Investment advisory and related administrative fees	110,280	93,871	17%	108,243	2%
Interest	192,544	161,638	19%	182,782	5%
Account and service fees	162,981	127,528	28%	148,791	10%
Net trading profit	15,811	14,415	10%	20,555	(23)%
Other	24,209	21,624	12%	22,587	7%
Total revenues	1,600,314	1,341,110	19%	1,528,768	5%
Interest expense	(36,677)	(29,109)	26%	(35,966)	2%
Net revenues	1,563,637	1,312,001	19%	1,492,802	5%
Non-interest expenses:
Compensation, commissions and benefits	1,035,714	887,937	17%	1,006,467	3%
Communications and information processing	76,067	68,482	11%	72,161	5%
Occupancy and equipment costs	47,498	40,891	16%	46,052	3%
Clearance and floor brokerage	11,407	10,517	8%	12,350	(8)%
Business development	41,519	35,417	17%	35,362	17%
Investment sub-advisory fees	17,778	14,282	24%	19,295	(8)%
Bank loan loss provision (benefit)	7,928	9,629	(18)%	(1,040)	NM
Acquisition-related expenses	1,086	6,015	(82)%	12,666	(91)%
Other	163,337	44,723	265%	81,974	99%
Total non-interest expenses	1,402,334	1,117,893	25%	1,285,287	9%
Income including noncontrolling interests and before provision for income taxes	161,303	194,108	(17)%	207,515	(22)%
Provision for income taxes	52,758	72,271	(27)%	59,812	(12)%
Net income including noncontrolling interests	108,545	121,837	(11)%	147,703	(27)%
Net (loss) income attributable to noncontrolling interests	(4,210)	(4,010)	(5)%	1,136	NM
Net income attributable to Raymond James Financial, Inc.	$112,755	$125,847	(10)%	$146,567	(23)%

Net income per common share – basic	$0.78	$0.89	(12)%	$1.03	(24)%
Net income per common share – diluted	$0.77	$0.87	(11)%	$1.00	(23)%
Weighted-average common shares outstanding – basic	143,367	141,472		142,110
Weighted-average common and common equivalent shares outstanding – diluted	146,779	144,012		145,675

Continued on next page
(the text of the footnote in the above table is on the following page)

Raymond James Financial, Inc. Consolidated Statements of Income (Unaudited)

	Six months ended
	March 31, 2017	March 31, 2016 (1)	% Change
	($ in thousands, except per share amounts)
Revenues:
Securities commissions and fees	$1,976,497	$1,702,992	16%
Investment banking	163,802	126,257	30%
Investment advisory and related administrative fees	218,523	192,473	14%
Interest	375,326	304,110	23%
Account and service fees	311,772	244,351	28%
Net trading profit	36,366	36,584	(1)%
Other	46,796	35,200	33%
Total revenues	3,129,082	2,641,967	18%
Interest expense	(72,643)	(55,808)	30%
Net revenues	3,056,439	2,586,159	18%
Non-interest expenses:
Compensation, commissions and benefits	2,042,181	1,754,335	16%
Communications and information processing	148,228	140,620	5%
Occupancy and equipment costs	93,550	82,680	13%
Clearance and floor brokerage	23,757	20,513	16%
Business development	76,881	76,041	1%
Investment sub-advisory fees	37,073	28,836	29%
Bank loan loss provision	6,888	23,539	(71)%
Acquisition-related expenses	13,752	7,887	74%
Other	245,311	87,527	180%
Total non-interest expenses	2,687,621	2,221,978	21%
Income including noncontrolling interests and before provision for income taxes	368,818	364,181	1%
Provision for income taxes	112,570	134,280	(16)%
Net income including noncontrolling interests	256,248	229,901	11%
Net loss attributable to noncontrolling interests	(3,074)	(2,275)	(35)%
Net income attributable to Raymond James Financial, Inc.	$259,322	$232,176	12%

Net income per common share – basic	$1.81	$1.63	11%
Net income per common share – diluted	$1.77	$1.60	11%
Weighted-average common shares outstanding – basic	142,732	142,273
Weighted-average common and common equivalent shares outstanding – diluted	146,119	145,047

The text of the footnote to the above table and to the table on the previous page is as follows:

(1)
As a result of our October 1, 2016 adoption of the new consolidation guidance, we deconsolidated a number of tax credit fund VIEs that had been previously consolidated. Certain prior period amounts have been revised from those reported in the prior periods to conform to the current presentation. There was no net impact on our Condensed Consolidated Statements of Income and Comprehensive Income for the prior period as the net change in revenues, interest and other expenses were offset by the impact of the deconsolidation on the net loss attributable to noncontrolling interests. See our quarterly report on Form 10-Q for the quarter ended December 31, 2016 (available at www.sec.gov) for more information.

Raymond James Financial, Inc. Segment Results (Unaudited)

	Three months ended
	March 31, 2017	March 31, 2016		% Change	December 31, 2016	% Change
	($ in thousands)
Total revenues:
Private Client Group	$1,088,561	$883,019		23%	$1,043,316	4%
Capital Markets	260,480	241,319	(1)	8%	236,982	10%
Asset Management	116,520	96,842		20%	114,096	2%
RJ Bank	148,697	131,312		13%	144,517	3%
Other (2)	16,009	9,872		62%	15,459	4%
Intersegment eliminations	(29,953)	(21,254)			(25,602)
Total revenues	$1,600,314	$1,341,110		19%	$1,528,768	5%

Net revenues:
Private Client Group	$1,085,177	$880,257		23%	$1,040,089	4%
Capital Markets	256,171	237,660	(1)	8%	233,016	10%
Asset Management	116,480	96,824		20%	114,082	2%
RJ Bank	141,371	125,260		13%	138,015	2%
Other (2)	(8,018)	(9,629)		17%	(9,643)	17%
Intersegment eliminations	(27,544)	(18,371)			(22,757)
Total net revenues	$1,563,637	$1,312,001		19%	$1,492,802	5%

Pre-tax income (loss) (excluding noncontrolling interests):
Private Client Group	$29,372	$83,232		(65)%	$73,358	(60)%
Capital Markets	41,251	28,087		47%	21,444	92%
Asset Management	37,797	31,123		21%	41,909	(10)%
RJ Bank	91,911	85,134		8%	104,121	(12)%
Other (2)	(34,818)	(29,458)		(18)%	(34,453)	(1)%
Pre-tax income (excluding noncontrolling interests)	$165,513	$198,118		(16)%	$206,379	(20)%

Continued on next page
(the text of the footnotes in the above table are on the following page)

Raymond James Financial, Inc. Segment Results (Unaudited) (continued from previous page)

	Six months ended
	March 31, 2017	March 31, 2016		% Change
	($ in thousands)
Total revenues:
Private Client Group	$2,131,877	$1,757,464		21%
Capital Markets	497,462	470,297	(1)	6%
Asset Management	230,616	197,080		17%
RJ Bank	293,214	244,038		20%
Other (2)	31,468	14,272		120%
Intersegment eliminations	(55,555)	(41,184)
Total revenues	$3,129,082	$2,641,967		18%

Net revenues:
Private Client Group	$2,125,266	$1,752,603		21%
Capital Markets	489,187	463,827	(1)	5%
Asset Management	230,562	197,038		17%
RJ Bank	279,386	233,656		20%
Other (2)	(17,661)	(24,407)		28%
Intersegment eliminations	(50,301)	(36,558)
Total net revenues	$3,056,439	$2,586,159		18%

Pre-tax income (loss) (excluding noncontrolling interests):
Private Client Group	$102,730	$152,372		(33)%
Capital Markets	62,695	53,255		18%
Asset Management	79,706	64,489		24%
RJ Bank	196,032	150,999		30%
Other (2)	(69,271)	(54,659)		(27)%
Pre-tax income (excluding noncontrolling interests)	$371,892	$366,456		1%

The text of the footnotes to the above table and to the table on the previous page are as follows:

(1)	Effective October 1, 2016, we adopted new accounting guidance related to consolidation of legal entities. Refer to the discussion on page 6 for more information.

(2)
The Other segment includes the results of our principal capital and private equity activities as well as certain corporate overhead costs of RJF, including the interest costs on our public debt, and the acquisition and integration costs associated with certain acquisitions.

Raymond James Financial, Inc. Selected key metrics (Unaudited)

	Three months ended
	March 31, 2017	March 31, 2016		% Change	December 31, 2016	% Change
	($ in thousands)
Securities commissions and fees:
PCG segment securities commissions and fees	$876,882	$722,099		21%	$853,219	3%
Capital Markets segment institutional sales commissions:
Equity commissions	59,647	56,938		5%	64,319	(7)%
Fixed Income commissions	64,660	80,208		(19)%	75,374	(14)%
All other segments	32	31		3%	34	(6)%
Intersegment eliminations	(9,109)	(5,946)			(8,561)
Total securities commissions and fees	$992,112	$853,330		16%	$984,385	1%

Investment banking revenues:
Equity:
Underwritings	$22,272	$6,743		230%	$14,509	54%
Mergers & acquisitions and advisory fees	53,762	35,218		53%	27,174	98%
Fixed Income investment banking revenues	10,920	11,084		(1)%	8,478	29%
Tax credit funds syndication fees	15,177	15,564		(2)%	11,126	36%
Other	246	95		159%	138	78%
Total investment banking revenues	$102,377	$68,704		49%	$61,425	67%

Other revenues:
Realized/unrealized gain attributable to private equity investments	$7,443	$4,196		77%	$10,644	(30)%
All other revenues	16,766	17,428	(1)	(4)%	11,943	40%
Total other revenues	$24,209	$21,624	(1)	12%	$22,587	7%

Net (loss) income attributable to noncontrolling interests:
Private equity investments	$166	$388		(57)%	$2,035	(92)%
Consolidation of low-income housing tax credit funds	(5,529)	(6,041)	(1)	8%	(2,013)	(175)%
Other	1,153	1,643		(30)%	1,114	4%
Total net (loss) income attributable to noncontrolling interests	$(4,210)	$(4,010)		(5)%	$1,136	NM

Continued on next page
(the text of the footnote in the above table is on the following page)

Raymond James Financial, Inc. Selected key metrics (Unaudited) (continued from previous page)

	Six months ended
	March 31, 2017	March 31, 2016		% Change
	($ in thousands)
Securities commissions and fees:
PCG segment securities commissions and fees	$1,730,101	$1,446,581		20%
Capital Markets segment institutional sales commissions:
Equity commissions	123,966	116,328		7%
Fixed Income commissions	140,034	151,841		(8)%
All other segments	66	65		2%
Intersegment eliminations	(17,670)	(11,823)
Total securities commissions and fees	$1,976,497	$1,702,992		16%

Investment banking revenues:
Equity:
Underwritings	$36,781	$16,365		125%
Mergers & acquisitions and advisory fees	80,936	66,008		23%
Fixed Income investment banking revenues	19,398	19,683		(1)%
Tax credit funds syndication fees	26,303	23,953		10%
Other	384	248		55%
Total investment banking revenues	$163,802	$126,257		30%

Other revenues:
Realized/unrealized gain attributable to private equity investments	$18,087	$5,144		252%
All other revenues	28,709	30,056	(1)	(4)%
Total other revenues	$46,796	$35,200	(1)	33%

Net (loss) income attributable to noncontrolling interests:
Private equity investments	$2,201	$1,440		53%
Consolidation of low-income housing tax credit funds	(7,542)	(6,846)	(1)	(10)%
Other	2,267	3,131		(28)%
Total net loss attributable to noncontrolling interests	$(3,074)	$(2,275)		(35)%

The text of the footnote to the above table and to the table on the previous page is as follows:

(1)	Effective October 1, 2016, we adopted new accounting guidance related to consolidation of legal entities. Refer to the discussion on page 6 for more information.

Raymond James Financial, Inc. Selected key metrics (Unaudited)

Selected key financial metrics:
	For the period ended
	March 31, 2017			March 31, 2016 (1)		December 31, 2016
Total assets	$32.9	bil.	(2)	$27.6	bil.	$31.7	bil.
Shareholders’ equity (attributable to RJF)	$5,208	mil.		$4,638	mil.	$5,081	mil.
Book value per share	$36.28			$32.90		$35.55
Return on equity - quarter (3)	8.8%			10.8%		11.7%
Adjusted return on equity - quarter (3)	14.4%			11.2%		14.0%
Return on equity - year to date (3)	10.2%			10.1%		—
Adjusted return on equity - year to date (3)	14.2%			10.3%		—
Common equity tier 1 capital ratio	21.7%		(2)	20.9%		21.2%
Tier 1 capital ratio	21.7%		(2)	20.9%		21.2%
Total capital ratio	22.6%		(2)	21.9%		22.2%
Tier 1 leverage ratio	14.5%		(2)	15.3%		14.5%
Pre-tax margin on net revenues - quarter (3)	10.6%			15.1%		13.8%
Adjusted pre-tax margin on net revenues - quarter (3)	17.6%			15.6%		16.7%
Pre-tax margin on net revenues - year to date (3)	12.2%			14.2%		—
Adjusted pre-tax margin on net revenues - year to date (3)	17.1%			14.5%		—
Effective tax rate - quarter	31.9%			36.5%		29.0%
Effective tax rate - year to date	30.3%			36.6%		—

Private Client Group financial advisors:
	As of
	March 31, 2017	March 31, 2016	December 31, 2016
Employees	3,001	2,787	2,985
Independent contractors	4,221	3,978	4,143
Total advisors	7,222	6,765	7,128

Selected client asset metrics:
	As of
	March 31, 2017	March 31, 2016	% Change	December 31, 2016	% Change
	($ in billions)
Client assets under administration	$642.7	$513.7	25%	$616.9	4%
Private Client Group assets under administration	$611.0	$485.6	26%	$585.6	4%
Private Client Group assets in fee-based accounts	$260.5	$196.1	33%	$240.2	8%
Financial assets under management	$85.6	$68.8	24%	$79.7	7%
Secured client lending (4)	$4.4	$3.4	29%	$4.4	—

(1)	Effective October 1, 2016, we adopted new accounting guidance related to consolidation of legal entities. Refer to the discussion on page 6 for more information.

(2)	Estimated.

(3)
Please see the schedule on page 12 of this release for a reconciliation of our non-GAAP measures to the most directly comparable GAAP measures and for more information on the calculation of these measures. Non-GAAP measures for the three months ended December 31, 2016 have been revised from those previously reported to conform to our current presentation.

(4)	Includes client margin balances held by our broker-dealer subsidiaries and securities based loans available through RJ Bank.

Raymond James Financial, Inc.
Reconciliation of the GAAP measures to the non-GAAP measures
(Unaudited)

We utilize certain non-GAAP calculations as additional measures to aid in, and enhance, the understanding of our financial results and related measures. We believe that the non-GAAP measures provide useful information by excluding certain material items that may not be indicative of our core operating results. We believe that these non-GAAP measures will allow for better evaluation of the operating performance of the business and facilitate a meaningful comparison of our results in the current period to those in prior and future periods. The non-GAAP financial information should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with GAAP. In addition, our non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies.

The following table provides a reconciliation of the GAAP measures to the non-GAAP measures for the periods which include non-GAAP adjustments:

	Three months ended			Six months ended
	March 31, 2017	March 31, 2016	December 31, 2016 (1)	March 31, 2017	March 31, 2016
	($ in thousands, except per share amounts)
Net income attributable to RJF, Inc.	$112,755	$125,847	$146,567	$259,322	$232,176
Non-GAAP adjustments:
Acquisition-related expenses	1,086	6,015	12,666	13,752	7,887
Other Expenses:
Extinguishment of senior notes payable	8,282	—	—	8,282	—
Jay Peak settlement	100,000	—	30,000	130,000	—
Sub-total pre-tax non-GAAP adjustments	109,368	6,015	42,666	152,034	7,887
Tax effect of non-GAAP adjustments (2)	(33,655)	(2,200)	(12,365)	(46,020)	(2,890)
Non-GAAP adjustments, net of tax	75,713	3,815	$30,301	106,014	4,997
Adjusted net income attributable to RJF, Inc.	$188,468	$129,662	$176,868	$365,336	$237,173

Pre-tax income attributable to RJF, Inc.	$165,513	$198,118	$206,379	$371,892	$366,456
Total pre-tax non-GAAP adjustments (as detailed above)	109,368	6,015	42,666	152,034	7,887
Adjusted pre-tax income attributable to RJF, Inc.	$274,881	$204,133	$249,045	$523,926	$374,343
Pre-tax margin on net revenues (3)	10.6%	15.1%	13.8%	12.2%	14.2%
Adjusted pre-tax margin on net revenues (3)	17.6%	15.6%	16.7%	17.1%	14.5%
GAAP earnings per common share:
Basic	$0.78	$0.89	$1.03	$1.81	$1.63
Diluted	$0.77	$0.87	$1.00	$1.77	$1.60
Non-GAAP earnings per common share:
Adjusted basic	$1.31	$0.91	$1.24	$2.55	$1.66
Adjusted diluted	$1.28	$0.90	$1.21	$2.49	$1.63

Average equity (4)	$5,144,313	$4,643,502	$4,998,712	$5,068,391	$4,603,828
Adjusted average equity (4) (5)	$5,252,609	$4,646,592	$5,054,001	$5,153,967	$4,605,888
Return on equity (6)	8.8%	10.8%	11.7%	10.2%	10.1%
Adjusted return on equity (6)	14.4%	11.2%	14.0%	14.2%	10.3%

(1)	Prior period non-GAAP measures have been revised from those previously reported to conform to our current presentation.

(2)
The non-GAAP adjustments reduce net income for the income tax effect of all the pre-tax non-GAAP adjustments, utilizing the year-to-date effective tax rate in such period to determine the current tax expense.

(3)	Computed by dividing the pre-tax income attributable to RJF by net revenues, for each respective period.

(4)
For the quarter, computed by adding the total equity attributable to RJF as of the date indicated plus the prior quarter-end total, divided by two. For the year-to-date period, computed by adding the total equity attributable to RJF as of each quarter-end date during the indicated year-to-date period, plus the beginning of the year total, divided by three.

(5)	The calculation of non-GAAP average equity includes the impact on equity of the non-GAAP adjustments described in the table above, as applicable for each respective period.

(6)	Computed by dividing annualized net income by average equity for each respective period.

Raymond James Bank Selected financial highlights (Unaudited)

Selected operating data:
	Three months ended
	March 31, 2017	March 31, 2016	% Change	December 31, 2016	% Change
	($ in thousands)
Net interest income	$138,511	$121,297	14%	$134,272	3%
Net revenues	$141,371	$125,260	13%	$138,015	2%
Bank loan loss provision (benefit)	$7,928	$9,629	(18)%	$(1,040)	NM
Pre-tax income	$91,911	$85,134	8%	$104,121	(12)%
Net charge-offs (recoveries)	$19,487	$1,516	NM	$(1,602)	NM
Net interest margin (% earning assets)	3.08%	3.09%	—	3.06%	1%

	Six months ended
	March 31, 2017	March 31, 2016	% Change
	($ in thousands)
Net interest income	$272,783	$227,485	20%
Net revenues	$279,386	$233,656	20%
Bank loan loss provision	$6,888	$23,539	(71)%
Pre-tax income	$196,032	$150,999	30%
Net charge-offs	$17,885	$1,839	NM
Net interest margin (% earning assets)	3.07%	3.00%	2%

RJ Bank Balance Sheet data:
	As of
	March 31, 2017		March 31, 2016	December 31, 2016
	($ in thousands)
Total assets (1)	$19,178,772		$15,993,552	$18,159,566
Total equity	$1,732,882		$1,587,069	$1,721,617
Total loans, net	$15,994,689		$14,348,481	$15,828,752
Total deposits (1)	$16,669,718		$13,678,654	$15,593,906
Available for Sale (AFS) securities, at fair value	$1,582,968		$419,421	$1,034,307
Net unrealized loss on AFS securities, before tax	$(10,835)		$(3,078)	$(12,054)
Common equity tier 1 capital ratio	12.4%	(2)	12.7%	12.5%
Tier 1 capital ratio	12.4%	(2)	12.7%	12.5%
Total capital ratio	13.7%	(2)	14.0%	13.7%
Tier 1 leverage ratio	9.3%	(2)	10.1%	9.7%
Commercial and industrial loans (3)	$7,281,218		$7,283,214	$7,551,840
Commercial Real Estate (CRE) and CRE construction loans (3)	$3,001,751		$2,594,173	$2,799,078
Residential mortgage loans (3)	$2,815,996		$2,217,629	$2,653,537
Securities based loans (3)	$2,061,454		$1,704,630	$2,001,595
Tax-exempt loans (3)	$852,021		$610,274	$859,038
Loans held for sale (3) (4)	$194,290		$156,646	$187,857

Continued on next page

(the text of the footnotes in the above tables are on the following page)

Raymond James Bank Selected financial highlights (Unaudited) (continued from previous page)

Credit metrics:
	As of
	March 31, 2017	March 31, 2016	December 31, 2016
	($ in thousands)
Allowance for loan losses	$186,234	$194,220	$197,680
Allowance for loan losses (as % of loans)	1.17%	1.35%	1.25%
Nonperforming loans (5)	$46,304	$59,425	$64,470
Other real estate owned	$4,824	$4,458	$4,657
Total nonperforming assets	$51,128	$63,883	$69,127
Nonperforming assets (as % of total assets)	0.27%	0.40%	0.38%
Total criticized loans (6)	$215,104	$309,667	$222,766
1-4 family residential mortgage loans over 30 days past due (as a % 1-4 family residential loans)	1.00%	1.34%	1.11%

The text of the footnotes to the above table and the tables on the previous page are as follows:

(1)	Includes affiliate deposits.

(2)	Estimated.

(3)	Outstanding loan balances are shown gross of unearned income and deferred expenses.

(4)	Primarily comprised of the guaranteed portions of Small Business Administration section 7(a) loans purchased from other financial institutions.

(5)	Nonperforming loans includes 90+ days past due plus nonaccrual loans.

(6)
Represents the loan balance for all loans within the held for investment loan portfolio in the Special Mention, Substandard, Doubtful and Loss classifications as utilized by the banking regulators. In accordance with its accounting policy, RJ Bank does not have any loan balances within the Loss classification as loans or any portion thereof, which are considered to be uncollectible, are charged-off prior to assignment to this classification.